UNITED STATES SECURITIES AND EXCHANGE COMMISSION PRIVATE
                     Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  September 10,
2001


    British Columbia
-----------------------    --------------------  ---------------------
(State or other            (Commission File No.)  IRS Employer
jurisdiction                                      Identification No. )
of incorporation)


        1810 Samuel Morse Drive, Reston, Virginia 20190-5316
              (Address of principal executive offices)

  Registrant's telephone number, including area code:  (703) 437-9002

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ITEM 5.  OTHER MATTERS

Sideware Systems Inc. ("Sideware") has decided to concentrate its efforts on developing the business of its recently acquired subsidiaries, the Chalk Group. Consequently, Sideware is suspending efforts to sell its products in the electronic Customer Relationship Management (eCRM) market, and re-examining its relationship with IBM. Sideware's main focus is now on the eLearning market, through the activities of the Chalk Group.

Sideware is reducing its work force to approximately 10 employees in the U.S. and Canada. Sideware expects that a small number of those employees will be integrated into the operations of the Chalk Group. An additional 6 employees are working on a transitional basis, and will likely be discharged prior to the end of October 2001.

The business of the Chalk Group now represents Sideware's principal business. The reduction in Sideware's work force will not affect the operations of the Chalk Group, which maintains its own work force. As a result of the recent investment by Sideware, the Chalk Group has available cash of approximately $1 million.

If Sideware is able to raise additional funding, it also plans to continue development of its software products, to modify those products for use in eLearning environments. Sideware plans to market those products in conjunction with the operations of the Chalk Group. For the present, however, development work on Sideware's software products is in abeyance.

Sideware is considering a number of options for its Reston office premises, including seeking a substitute tenant for those premises. Sideware expects to record a financial charge for restructuring costs arising from the reduction in its work force. The amount of the restructuring costs charge will depend on what disposition is made of the Reston premises.

As at September 14, 2001, Sideware has cash balances totaling approximately $900,000, exclusive of funds held by the Chalk Group. Sideware also has accounts payable of approximately $215,000 and will incur cash termination payments, relating to the reduction in its work force, totaling approximately $300,000. As a result of the reduction in its work force, Sideware's operating costs will be reduced to approximately $150,000 per month. Accordingly, Sideware expects that its cash balances will be sufficient to pay ongoing operating expenses until approximately the end of November 2001.

Sideware is seeking opportunities to raise additional financing, to fund both the Chalk Group and Sideware's ongoing expenses.

Investors are cautioned that:

1. Sideware's only present material prospect for generating revenues is through the operations of the Chalk Group. There is no assurance that the business of the Chalk Group will succeed, or that Sideware's investment in the Chalk Group will

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     produce substantial revenue or profit for Sideware.

2. If it has sufficient financial resources to do so, Sideware plans to adapt its existing products for use in eLearning environments. However, there is no assurance that Sideware will be able to complete the development of any new products successfully, or that any such products can be marketed successfully.




                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SIDEWARE SYSTEMS INC.


                                     "Grant Sutherland"

Date:  September 14, 2001             Grant Sutherland, Director

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